Exhibit 17(b)
Form of Proxy Card

FFTW FUNDS, INC.

LIMITED DURATION PORTFOLIO

SPECIAL MEETING OF SHAREHOLDERS – April 18, 2008

This proxy is solicited on behalf of the Board of Directors of the FFTW Funds, Inc., on behalf of its series, the Limited Duration Portfolio (the "the Fund"). The undersigned hereby appoints William Vastardis and Robin Meister, each of them (with full powers of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in the above-referenced Fund at the Special Meeting of Shareholders to be held at Fischer Francis Trees & Watts, 200 Park Avenue, New York, NY 10166, at 9:00 a.m.., Eastern time, on April 18, 2008, at the offices of [  ], [  ], and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote "FOR" the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting and combined Proxy Statement and Prospectus.

Date March , 2008

YOUR VOTE IS VERY IMPORTANT. PLEASE
COMPLETE, SIGN, DATE AND RETURN THE
ENCLOSED PROXY CARD PROMPTLY.

Signature(s) of Shareholder(s)
(Sign in the Box)

NOTE: Please sign exactly as you name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED

71

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW. THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW IF NO SPECIFICATION IS MADE BELOW.

Your Board of Directors recommends that you vote "FOR" Proposal 1.

(1) To approve an Agreement and Plan of Reorganization.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

(2) To transact such other business as may properly come before the meeting.

We need your vote before April 18, 2008.

PLEASE SIGN AND DATE THE REVERSE SIDE.

72